Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports First-Quarter
Financial Results

Company reiterates 2016 sales and operating margin guidance

MANITOWOC, Wis. - May 4, 2016 - The Manitowoc Company, Inc. (NYSE: MTW) today reported first-quarter 2016 sales of $427.4 million, a five percent increase versus the comparable period in 2015. The adjusted loss from continuing operations was $5.3 million, or $0.04 per diluted share, in the first quarter of 2016, versus adjusted loss from continuing operations of $28.6 million, or $0.21 per diluted share, in the first quarter of 2015.
On a GAAP basis, the company reported a net loss of $204.0 million, or $1.49 per diluted share, in the first-quarter 2016 versus a net loss of $8.4 million, or $0.06 per diluted share, in the first quarter of 2015. First-quarter 2016 earnings were impacted by costs associated with early extinguishment of debt, restructuring and one-time tax items. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.
“We made great strides in the first quarter transitioning to a stand-alone Crane business. We’ve begun to establish a new culture based on The Manitowoc Way, focused on driving Innovation and Velocity throughout all of our business processes. In the first quarter, we experienced continued momentum in our Tower business, fueled by residential and non-residential construction. As anticipated, demand for Mobiles remains soft. Our full-year outlook remains unchanged,” commented Barry L. Pennypacker, president and chief executive officer of The Manitowoc Company.
“As we move forward, we will focus on four key elements. First, we will utilize our Lean expertise to increase the flexibility of our manufacturing footprint globally. Second, we will reinvigorate our development process to introduce new products and services that deliver enhanced productivity to generate greater return on investment (ROI) for our customers. Third, we will focus on gaining market share as a result of our improved competitive position. Fourth, we will take advantage of our strengthened balance sheet to allocate capital to the most accretive options available at that time. These four actions are supportive of our long-term stated goal to achieve double-digit margins,” concluded Pennypacker.
Financial Results
First-quarter 2016 net sales were $427.4 million versus $406.7 million in the first quarter of 2015. The increase in sales was primarily due to continued strength in towers as a result of improving residential and commercial construction trends, as well as new product introductions. This improvement was offset by persistent currency headwinds and ongoing softness in mobile cranes driven largely by the underperformance in the U.S. stemming from lower oil prices.
Operating earnings for the first quarter of 2016 were $9.5 million, compared to a loss of $7.3 million in the same period last year. This resulted in an operating margin of 2.2 percent for the first quarter of 2016 versus negative 1.8 percent for the first quarter of 2015. First-quarter 2016 operating margins were positively impacted through plant rationalizations, reductions in force and other operating efficiencies.
Backlog totaled $502 million as of March 31, 2016, down from the fourth-quarter of 2015 of $513 million. First-quarter 2016 orders of $417 million decreased from $424 million in the fourth-quarter of 2015. This represents a book-to-bill of 1.0.
Restructuring Activities
In-line with its four-phase growth plan, the company undertook actions to balance capacity to demand in its North American operations during the first quarter. As a result, the company incurred approximately $4 million of restructuring expense primarily related to workforce reductions at facilities in the U.S.

The company expects to recognize cash outflows in settlement of these expenses by the end of the current year. The total savings as a result of these actions will be approximately $20 million to be realized in 2016, which will be split between cost of goods sold and sales, general and administrative (SG&A) expenses. Additionally, there are reductions in expenses that are excluded from these restructuring activities, but will positively impact SG&A going forward. These additional reductions in cost are approximately $18 million for the full-year.

As a result of the spin-off of the Foodservice business completed in the first quarter, the company recorded a valuation allowance against domestic deferred tax assets of approximately $121 million as a non-cash tax charge.
Cash Flow
Net cash flow from operating activities in the first quarter of 2016 was a use of approximately $210 million which includes continuing and discontinued operations, driven by $57 million in prepayment penalties and seasonal working capital requirements. Use of cash in the first half of the year is consistent with the normal seasonal pattern for the company. First-quarter capital expenditures for continuing operations totaled $10.9 million.
2016 Guidance
For the full-year 2016, Manitowoc expects:

•	Revenue - approximately flat;

•	Operating margins - approximately 4%;

•	Depreciation- between $45 and $55 million;

•	Amortization expense - between $3 and $4 million; and

•	Capital expenditures - approximately $45 to $50 million (previously $55 to $65 million).

Investor Conference Call
On May 5th at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its first-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with 49 manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2015, Manitowoc’s revenues totaled $1.9 billion, with over half of these revenues generated outside the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2016 and 2015
(In millions, except share data)

INCOME STATEMENT

	Three Months Ended March 31,
	2016	2015
Net sales	$427.4	$406.7
Cost of sales	345.5	331.3
Gross profit	81.9	75.4
Engineering, selling and administrative expenses	72.4	82.7
Restructuring expense	4.4	0.2
Amortization expense	0.7	0.8
Other	1.4	—
Operating earnings (loss)	3.0	(8.3)
Amortization of deferred financing fees	(0.9)	(1.1)
Interest expense	(9.7)	(23.3)
Loss on debt extinguishment	(72.0)	—
Other income (expense) - net	1.1	(0.2)
Loss from continuing operations before taxes on income	(78.5)	(32.9)
Provision (benefit) for taxes on income	122.3	(4.2)
Loss from continuing operations	(200.8)	(28.7)
Discontinued operations:
(Loss) earnings from discontinued operations, net of income taxes	(3.2)	20.3

Net loss	$(204.0)	$(8.4)

BASIC EARNINGS (LOSS) PER SHARE:
Loss from continuing operations, net of income taxes	$(1.47)	$(0.21)
(Loss) earnings from discontinued operations, net of income taxes	(0.02)	0.15
BASIC LOSS PER SHARE	$(1.49)	$(0.06)

DILUTED EARNINGS (LOSS) PER SHARE:
Loss from continuing operations, net of income taxes	$(1.47)	$(0.21)
(Loss) earnings from discontinued operations, net of income taxes	(0.02)	0.15
DILUTED LOSS PER SHARE	$(1.49)	$(0.06)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	136,599,912	135,641,914
Average Shares Outstanding - Diluted	136,599,912	135,641,914

MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three Months Ended March 31, 2016 and 2015
(In millions)

BALANCE SHEET

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and temporary investments	$87.2	$31.5
Restricted cash	17.2	16.9
Accounts receivable - net	185.6	155.7
Inventories - net	498.9	452.6
Other current assets	110.1	102.7
Current assets of discontinued operations	—	254.2
Total current assets	899.0	1,013.6
Property, plant and equipment - net	416.9	410.7
Intangible assets - net	434.0	425.8
Other long-term assets	64.8	178.8
Long-term assets held for sale	5.7	5.5
Long-term assets of discontinued operations	—	1,501.5
TOTAL ASSETS	$1,820.4	$3,535.9
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$424.3	$436.3
Short-term borrowings	33.7	67.2
Customer advances	10.3	10.3
Product warranties	36.3	35.9
Product liabilities	22.0	21.9
Current liabilities of discontinued operations	—	312.0
Total current liabilities	526.6	883.6
Long-term debt	269.3	1,326.6
Other non-current liabilities	256.6	286.4
Long-term liabilities of discontinued operations	—	219.8
Stockholders’ equity	767.9	819.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,820.4	$3,535.9

CASH FLOW SUMMARY

	Three Months Ended March 31,
	2016	2015
Net cash used for operating activities	$(210.1)	$(135.7)
Net cash used for investing activities	(12.2)	(9.7)
Net cash provided by financing activities	244.5	151.0
Effect of exchange rate changes on cash	1.6	(5.4)
Net increase in cash and temporary investments	$23.8	$0.2

Supplemental cash flow information:
Cash impact of prepayment penalty within cash used for operations	$(56.6)	$—
Capital expenditures, continuing operations	$(10.9)	$(8.5)

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company's trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of March 31, 2016 was $119.8 million. The reconciliation of net loss to Adjusted EBITDA is as follows (in millions):

Net loss	$(132.1)
Loss from discontinued operations	(115.9)
Depreciation and amortization	68.1
Interest expense and amortization of deferred financing fees	85.9
Costs due to early extinguishment of debt	72.2
Restructuring expense	14.4
Income taxes	88.2
Pension and post-retirement	14.7
Stock-based compensation	6.9
Other	17.4
Adjusted EBITDA	$119.8

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company's ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Twelve Months Ended March 31,
	2016	2015
Net loss	$(204.0)	$(8.4)
Special items, net of tax:	3.2
Loss (earnings) from discontinued operations	3.2	(20.3)
Early extinguishment of debt	72.0	—
Restructuring expense	4.1	0.1
Separation equity awards	1.4	—
Tax valuation allowance and one time tax items	118.0	—
Net loss before special items	$(5.3)	$(28.6)

Diluted loss per share	$(1.49)	$(0.06)
Special items, net of tax:
Loss (earnings) from discontinued operations	0.02	(0.15)
Early extinguishment of debt	0.53	—
Restructuring expense	0.03	—
Separation equity awards	0.01	—
Tax valuation allowance and one time tax items	0.86	—
Diluted loss per share before special items	$(0.04)	$(0.21)

MARGIN ANALYSIS

	Three Months Ended March 31,
	2016	2015
Net sales	$427.4	$406.7
Cost of sales	345.5	331.3
Gross profit	81.9	75.4
Engineering, selling and administrative expenses	72.4	82.7
Subtotal operating earnings (loss)	$9.5	$(7.3)
Margin on subtotal operating earnings (loss)	2.2%	(1.8)%